Exhibit 32.1

CERTIFICATION PURSUANT
TO RULE 13a-14(b) OR RULE 15d-14(b)
AND SECTION 1350 OF TITLE 18
OF THE UNITED STATES CODE (18 U.S.C. 1350)

In connection with the Annual Report of Independence Tax Credit Plus L.P. IV on Form 10-K for the year ended March 31, 2011 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Robert A. Pace, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.

By:	/s/ Robert A. Pace
Robert A. Pace
Chief Financial Officer June 23, 2011